Exhibit 99.1

People’s United Financial Reports Third Quarter Net Income of $135.1 Million, or $0.33 per Common Share

Operating Earnings of $0.34 per Common Share

•	Return on average assets of 1.05 percent and return on average tangible common equity of 14.0 percent.

•	Net interest margin of 3.12 percent was unchanged from the second quarter and benefited from a four basis point reduction in deposit costs.

•	Non-interest income of $106.0 million increased 15 percent from the prior year quarter.

•	Period-end loans grew one percent linked-quarter as solid commercial loan growth was partially offset by a planned reduction of residential mortgage balances.

BRIDGEPORT, CT., October 17, 2019 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the third quarter 2019. These results along with comparison periods are summarized below:

($ in millions, except per common share data)
	Three Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Sep. 30, 2018
Net income	$135.1	$133.2	$117.0
Net income available to common shareholders	131.6	129.7	113.5
Per common share	0.33	0.33	0.33

Operating earnings[1]	135.5	134.8	113.8
Per common share	0.34	0.34	0.33

Net interest income	$348.7	$348.1	$306.4
Net interest margin	3.12%	3.12%	3.15%

Non-interest income	106.0	106.3	92.3

Non-interest expense	$281.4	$278.4	$241.3
Operating non-interest expense[1]	276.4	271.9	240.8

Efficiency ratio	56.8%	55.8%	56.7%

Average balances
Loans	$38,317	$38,229	$32,166
Deposits	38,657	39,211	33,058

Period-end balances
Loans	38,781	38,557	32,199
Deposits	38,574	39,467	33,210

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

“Our performance in the third quarter further demonstrates our success in building a premier banking franchise for the long-term,” said Jack Barnes, Chairman and Chief Executive Officer. “Strategic investments in talent and digital enhancements, along with thoughtful acquisitions, have broadened the Company’s capabilities and continue to strengthen its earnings power. As such, we are pleased to report operating earnings of $135.5 million, an increase of 19 percent from a year ago and an operating return on average tangible common equity of 14.4 percent. The acquisition of United Financial is on track to close in the fourth quarter and we remain confident in achieving the transaction’s attractive financial returns. The addition of United bolsters our already significant share of retail households and commercial clients across central Connecticut and western Massachusetts. We are excited for their long-tenured, well-established customer base to join People’s United and benefit from our broader array of products, services and technology offerings.”

“Third quarter financial results were highlighted by a stable net interest margin, continued strong fee income, well-maintained expenses and a lower effective tax rate,” stated David Rosato, Senior Executive Vice President and Chief Financial Offer. “Net interest margin of 3.12 percent was unchanged linked-quarter despite declining interest rates. The margin benefited from our proactive management of deposit costs and new business yields remaining higher than the total loan portfolio yield. Commercial period-end loans grew $505 million or two percent from June 30th primarily driven by mortgage warehouse lending, equipment finance and Boston commercial real estate. Conversely, retail period-end loans declined $281 million or two percent mostly due to our planned reduction of residential mortgages as we continue to remix the balance sheet with a focus on higher yielding portfolios. Period-end deposits declined $893 million or two percent partially due to second quarter ending balances including a $500 million short-term commercial deposit, which was withdrawn in July as expected. On an average basis, deposits were down one percent primarily driven by a reduction in savings and time balances, partially offset by an increase in non-interest bearing deposits.”

	As of and for the Three Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Sep. 30, 2018
Asset Quality
Net loan charge-offs to average total loans	0.06%	0.05%	0.09%
Originated non-performing loans as a percentage of originated loans	0.48%	0.52%	0.53%

Returns
Return on average assets[1]	1.05%	1.04%	1.06%
Return on average tangible common equity[1]	14.0%	14.1%	14.5%

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.8%	7.7%	7.6%
Tier 1 leverage	8.7%	8.7%	8.7%
Common equity tier 1	10.1%	10.1%	10.3%
Tier 1 risk-based	10.7%	10.7%	11.0%
Total risk-based	12.0%	12.0%	12.8%

People’s United Bank, N.A.
Tier 1 leverage	8.8%	8.9%	9.2%
Common equity tier 1	10.8%	11.0%	11.6%
Tier 1 risk-based	10.8%	11.0%	11.6%
Total risk-based	12.2%	12.4%	13.6%

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16

The Board of Directors declared a $0.1775 per common share quarterly dividend payable November 15, 2019 to shareholders of record on October 31, 2019. Based on the closing stock price on October 16, 2019, the dividend yield on People’s United Financial common stock is 4.5 percent.

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc., a diversified, community-focused financial services company headquartered in the Northeast with $52 billion in assets. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of over 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine, as well as wealth management and insurance solutions. The company also provides specialized commercial services to customers nationwide.

3Q 2019 Financial Highlights

Summary

•	Net income totaled $135.1 million, or $0.33 per common share.

•	Net income available to common shareholders totaled $131.6 million.

•	Operating earnings totaled $135.5 million, or $0.34 per common share (see page 16).

•	Net interest income totaled $348.7 million in 3Q19 compared to $348.1 million in 2Q19.

•	Net interest margin unchanged from 2Q19 at 3.12% reflecting:

•	Lower rates on deposits (increase of five basis points).

•	One additional calendar day in 3Q19 (increase of two basis points).

•	Lower yields on the loan and securities portfolios (decrease of five basis points).

•	Higher rates on borrowings (decrease of two basis points).

•	Provision for loan losses totaled $7.8 million.

•	Net loan charge-offs totaled $5.8 million.

•	Net loan charge-off ratio of 0.06% in 3Q19.

•	Non-interest income totaled $106.0 million in 3Q19 compared to $106.3 million in 2Q19.

•	Commercial banking lending fees increased $1.6 million.

•	Insurance revenue increased $1.6 million.

•	Bank service charges increased $0.6 million.

•	Customer interest rate swap income decreased $2.0 million.

•	At September 30, 2019, assets under discretionary management totaled $9.2 billion.

•	Non-interest expense totaled $281.4 million in 3Q19 compared to $278.4 million in 2Q19.

•	Operating non-interest expense totaled $276.4 million in 3Q19 (see page 16).

•

Compensation and benefits expense, excluding $0.8 million and $1.5 million of merger-related expenses in 3Q19 and 2Q19, respectively, decreased $2.5 million, primarily reflecting lower payroll costs in 3Q19.

•	Regulatory assessment expense decreased $1.2 million.

•	Professional and outside services expense, excluding $3.7 million and $4.7 million of merger-related expenses in 3Q19 and 2Q19, respectively, decreased $0.2 million.

•	Other non-interest expense increased $8.0 million in 3Q19 compared to 2Q19, reflecting costs associated with certain legal and other one-time operational matters.

•	The efficiency ratio was 56.8% for 3Q19 compared to 55.8% for 2Q19 and 56.7% for 3Q18 (see page 16).

•	The effective income tax rate was 18.4% for 3Q19 and 20.0% for the first nine months of 2019, compared to 18.8% for the full-year of 2018.

•	The rate in 2018 reflects a $9.2 million benefit recognized in connection with tax reform.

Commercial Banking

•	Commercial loans totaled $27.5 billion at September 30, 2019, an increase of $505 million from June 30, 2019.

•	The mortgage warehouse portfolio increased $429 million.

•	The equipment financing portfolio increased $125 million.

•	The New York multifamily portfolio decreased $89 million.

•	Average commercial loans totaled $26.9 billion in 3Q19, an increase of $422 million from 2Q19.

•	The average mortgage warehouse portfolio increased $270 million.

•	The average equipment financing portfolio increased $130 million.

•	The average New York multifamily portfolio decreased $73 million.

•	Commercial deposits totaled $14.9 billion at September 30, 2019 compared to $15.1 billion at June 30, 2019.

•	A $500 million short-term deposit was withdrawn in July.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.44% at September 30, 2019 compared to 0.48% at June 30, 2019.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $118.3 million at September 30, 2019 compared to $117.6 million at June 30, 2019.

•	For the originated commercial loan portfolio, the allowance for loan losses as a percentage of loans was 0.89% at September 30, 2019 compared to 0.91% at June 30, 2019.

•	The originated commercial allowance for loan losses represented 205% of originated non-performing commercial loans at September 30, 2019 compared to 190% at June 30, 2019.

Retail Banking

•	Residential mortgage loans totaled $9.3 billion at September 30, 2019, a decrease of $224 million from June 30, 2019.

•	Average residential mortgage loans totaled $9.4 billion in 3Q19, a decrease of $280 million from 2Q19.

•	Home equity loans totaled $2.0 billion at September 30, 2019, a decrease of $53 million from June 30, 2019.

•	Average home equity loans totaled $2.0 billion in 3Q19, a decrease of $51 million from 2Q19.

•	Retail deposits totaled $23.7 billion at September 30, 2019 compared to $24.4 billion at June 30, 2019.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.55% at September 30, 2019 compared to 0.57% at June 30, 2019.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.85% at September 30, 2019 compared to 0.86% at June 30, 2019.

•	For the originated retail loan portfolio, the allowance for loan losses as a percentage of loans was 0.35% at September 30, 2019 compared to 0.34% at June 30, 2019.

•	The originated retail allowance for loan losses represented 57% of originated non-performing retail loans at September 30, 2019 compared to 55% at June 30, 2019.

Conference Call

On October 17, 2019, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per common share data)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Earnings Data:
Net interest income (fully taxable equivalent)	$356.0	$355.4	$340.0	$339.5	$313.0
Net interest income	348.7	348.1	332.8	332.6	306.4
Provision for loan losses	7.8	7.6	5.6	9.9	8.2
Non-interest income (1)	106.0	106.3	94.6	88.7	92.3
Non-interest expense (1)	281.4	278.4	277.2	262.7	241.3
Income before income tax expense	165.5	168.4	144.6	148.7	149.2
Net income	135.1	133.2	114.6	132.9	117.0
Net income available to common shareholders (1)	131.6	129.7	111.1	129.4	113.5

Selected Statistical Data:
Net interest margin (2)	3.12%	3.12%	3.20%	3.17%	3.15%
Return on average assets (1), (2)	1.05	1.04	0.96	1.11	1.06
Return on average common equity (2)	7.7	7.7	7.0	8.3	8.0
Return on average tangible common equity (1), (2)	14.0	14.1	13.0	14.9	14.5
Efficiency ratio (1)	56.8	55.8	57.3	55.1	56.7

Common Share Data:
Earnings per common share:
Basic	$0.34	$0.33	$0.30	$0.35	$0.33
Diluted (1)	0.33	0.33	0.30	0.35	0.33
Dividends paid per common share	0.1775	0.1775	0.1750	0.1750	0.1750
Common dividend payout ratio (1)	53.1%	53.8%	58.6%	50.3%	52.9%
Book value per common share (end of period)	$17.54	$17.34	$17.13	$16.95	$16.69
Tangible book value per common share (end of period) (1)	9.74	9.51	9.35	9.23	9.19
Stock price:
High	17.10	17.66	18.03	17.46	19.00
Low	13.81	15.24	14.25	13.66	16.95
Close (end of period)	15.64	16.78	16.44	14.43	17.12
Common shares (end of period) (in millions)	392.57	392.24	372.18	371.02	342.36
Weighted average diluted common shares (in millions)	394.45	394.57	374.09	372.83	345.04

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Nine Months Ended September 30,
(dollars in millions, except per common share data)	2019	2018
Earnings Data:
Net interest income (fully taxable equivalent)	$1,051.4	$922.9
Net interest income	1,029.6	903.4
Provision for loan losses	21.0	20.1
Non-interest income	306.9	277.6
Non-interest expense (1)	837.0	733.4
Income before income tax expense	478.5	427.5
Net income	383.0	335.1
Net income available to common shareholders (1)	372.5	324.6

Selected Statistical Data:
Net interest margin (2)	3.14%	3.10%
Return on average assets (1), (2)	1.02	1.01
Return on average common equity (2)	7.5	7.7
Return on average tangible common equity (1), (2)	13.7	14.1
Efficiency ratio (1)	56.6	58.2

Common Share Data:
Earnings per common share:
Basic	$0.97	$0.95
Diluted (1)	0.96	0.94
Dividends paid per common share	0.5300	0.5225
Common dividend payout ratio (1)	55.0%	55.1%
Book value per common share (end of period)	$17.54	$16.69
Tangible book value per common share (end of period) (1)	9.74	9.19
Stock price:
High	18.03	20.26
Low	13.81	16.95
Close (end of period)	15.64	17.12
Common shares (end of period) (in millions)	392.57	342.36
Weighted average diluted common shares (in millions)	387.78	344.50

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Financial Condition Data:
Total assets	$52,072	$51,622	$48,092	$47,877	$44,133
Loans	38,781	38,557	35,515	35,241	32,199
Securities	7,135	7,086	7,176	7,233	7,385
Short-term investments	158	275	106	266	128
Allowance for loan losses	246	244	241	240	238
Goodwill and other acquisition-related intangible assets	3,065	3,073	2,897	2,866	2,569
Deposits	38,574	39,467	36,901	36,159	33,210
Borrowings	4,629	3,400	2,860	3,593	3,392
Notes and debentures	916	912	902	896	886
Stockholders’ equity	7,131	7,046	6,621	6,534	5,959
Total risk-weighted assets (1):
People’s United Financial, Inc.	39,779	39,026	36,466	35,910	33,181
People’s United Bank, N.A.	39,727	38,976	36,447	35,875	33,132
Non-performing assets (2)	182	179	167	186	173
Net loan charge-offs	5.8	4.5	5.1	7.5	7.0

Average Balances:
Loans	$38,317	$38,229	$35,046	$35,016	$32,166
Securities (3)	7,041	7,147	7,311	7,479	7,404
Short-term investments	219	214	203	292	193
Total earning assets	45,577	45,591	42,560	42,786	39,763
Total assets	51,524	51,088	47,800	47,721	44,245
Deposits	38,657	39,211	36,450	35,959	33,058
Borrowings	3,855	3,146	2,937	3,456	3,539
Notes and debentures	914	904	896	886	888
Total funding liabilities	43,427	43,261	40,284	40,302	37,485
Stockholders’ equity	7,079	6,978	6,562	6,515	5,937

Ratios:
Net loan charge-offs to average total loans (annualized)	0.06%	0.05%	0.06%	0.09%	0.09%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.56	0.56	0.54	0.61	0.57
Originated allowance for loan losses to:
Originated loans (2)	0.75	0.76	0.76	0.77	0.78
Originated non-performing loans (2)	156.0	146.0	157.0	140.9	147.9
Average stockholders’ equity to average total assets	13.7	13.7	13.7	13.7	13.4
Stockholders’ equity to total assets	13.7	13.6	13.8	13.6	13.5
Tangible common equity to tangible assets (4)	7.8	7.7	7.7	7.6	7.6
Total risk-based capital (1):
People’s United Financial, Inc.	12.0	12.0	12.4	12.5	12.8
People’s United Bank, N.A.	12.2	12.4	12.9	13.2	13.6

(1)	September 30, 2019 amounts and ratios are preliminary.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Sept. 30, 2019	June 30, 2019	Dec. 31, 2018	Sept. 30, 2018
Assets
Cash and due from banks	$635.2	$505.9	$665.7	$410.5
Short-term investments	157.8	274.8	266.3	127.5
Securities:
Trading debt securities, at fair value	9.3	9.3	8.4	8.3
Equity securities, at fair value	7.8	8.5	8.1	8.9
Debt securities available-for-sale, at fair value	2,978.7	2,971.2	3,121.0	3,312.1
Debt securities held-to-maturity, at amortized cost	3,805.4	3,807.5	3,792.3	3,742.9
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	334.0	289.4	303.4	312.4

Total securities	7,135.2	7,085.9	7,233.2	7,384.6

Loans held-for-sale	24.8	17.4	19.5	15.2

Loans:
Commercial real estate	12,186.9	12,230.7	11,649.6	10,595.5
Commercial and industrial	10,545.9	10,121.8	9,088.9	8,568.6
Equipment financing	4,735.6	4,611.0	4,339.2	4,209.3

Total Commercial Portfolio	27,468.4	26,963.5	25,077.7	23,373.4

Residential mortgage	9,308.7	9,532.6	8,154.2	6,911.9
Home equity and other consumer	2,004.3	2,060.6	2,009.5	1,914.0

Total Retail Portfolio	11,313.0	11,593.2	10,163.7	8,825.9

Total loans	38,781.4	38,556.7	35,241.4	32,199.3
Less allowance for loan losses	(246.0)	(244.0)	(240.4)	(238.0)

Total loans, net	38,535.4	38,312.7	35,001.0	31,961.3

Goodwill and other acquisition-related intangible assets	3,064.9	3,072.9	2,865.7	2,568.9
Bank-owned life insurance	505.6	504.4	467.0	407.7
Premises and equipment, net	258.5	261.0	267.3	243.8
Other assets	1,754.4	1,587.5	1,091.6	1,013.7

Total assets	$52,071.8	$51,622.5	$47,877.3	$44,133.2

Liabilities
Deposits:
Non-interest-bearing	$9,129.3	$8,747.2	$8,543.0	$8,060.2
Savings	4,616.6	4,847.4	4,116.5	4,048.8
Interest-bearing checking and money market	16,727.2	17,424.8	16,583.3	15,065.3
Time	8,100.4	8,447.9	6,916.2	6,035.9

Total deposits	38,573.5	39,467.3	36,159.0	33,210.2

Borrowings:
Federal Home Loan Bank advances	2,948.5	2,054.4	2,404.5	2,369.7
Federal funds purchased	1,365.0	1,110.0	845.0	735.0
Customer repurchase agreements	315.6	235.2	332.9	261.3
Other borrowings	—	—	11.0	26.0

Total borrowings	4,629.1	3,399.6	3,593.4	3,392.0

Notes and debentures	915.7	911.5	895.8	885.6
Other liabilities	822.8	797.9	695.2	686.5

Total liabilities	44,941.1	44,576.3	41,343.4	38,174.3

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	244.1
Common stock	4.9	4.9	4.7	4.4
Additional paid-in capital	6,901.5	6,890.7	6,549.3	6,054.3
Retained earnings	1,449.3	1,388.1	1,284.8	1,220.9
Unallocated common stock of Employee Stock Ownership Plan, at cost	(124.7)	(126.5)	(130.1)	(131.9)
Accumulated other comprehensive loss	(182.3)	(193.0)	(256.8)	(270.8)
Treasury stock, at cost	(1,162.1)	(1,162.1)	(1,162.1)	(1,162.1)

Total stockholders’ equity	7,130.7	7,046.2	6,533.9	5,958.9

Total liabilities and stockholders’ equity	$52,071.8	$51,622.5	$47,877.3	$44,133.2

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per common share data)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Interest and dividend income:
Commercial real estate	$136.6	$139.9	$132.7	$130.2	$114.7
Commercial and industrial	113.4	111.4	103.9	100.1	93.2
Equipment financing	65.3	62.8	59.0	56.7	56.2
Residential mortgage	84.7	85.5	70.7	70.2	56.0
Home equity and other consumer	24.7	25.7	24.9	24.4	22.0

Total interest on loans	424.7	425.3	391.2	381.6	342.1
Securities	44.7	46.2	47.8	48.5	46.6
Short-term investments	1.3	1.2	1.3	1.4	1.1
Loans held-for-sale	0.2	0.1	0.2	0.3	0.2

Total interest and dividend income	470.9	472.8	440.5	431.8	390.0

Interest expense:
Deposits	92.2	96.6	81.2	70.6	56.9
Borrowings	21.5	19.3	17.7	20.0	18.2
Notes and debentures	8.5	8.8	8.8	8.6	8.5

Total interest expense	122.2	124.7	107.7	99.2	83.6

Net interest income	348.7	348.1	332.8	332.6	306.4
Provision for loan losses	7.8	7.6	5.6	9.9	8.2

Net interest income after provision for loan losses	340.9	340.5	327.2	322.7	298.2

Non-interest income:
Bank service charges	27.0	26.4	25.2	26.9	24.9
Investment management fees	17.3	17.1	16.5	16.4	17.4
Operating lease income	13.0	12.7	12.7	12.0	11.0
Commercial banking lending fees	11.8	10.2	7.8	9.6	7.9
Insurance revenue	10.3	8.7	10.5	6.7	9.8
Cash management fees	7.3	7.2	6.8	6.6	7.0
Customer interest rate swap income, net	5.6	7.6	3.0	6.3	2.8
Brokerage commissions	2.6	2.6	2.8	3.3	3.2
Net security gains (losses) (1)	—	0.1	—	(10.0)	0.1
Other non-interest income	11.1	13.7	9.3	10.9	8.2

Total non-interest income	106.0	106.3	94.6	88.7	92.3

Non-interest expense:
Compensation and benefits	158.1	161.3	155.4	151.5	135.7
Occupancy and equipment	45.0	44.4	44.3	44.6	41.6
Professional and outside services	23.7	24.9	20.0	21.4	17.0
Operating lease expense	9.9	9.9	9.4	9.8	8.9
Amortization of other acquisition-related intangible assets	8.0	8.0	6.7	6.9	4.9
Regulatory assessments	5.3	6.5	7.0	7.4	10.0
Other non-interest expense	31.4	23.4	34.4	21.1	23.2

Total non-interest expense (1)	281.4	278.4	277.2	262.7	241.3

Income before income tax expense	165.5	168.4	144.6	148.7	149.2
Income tax expense (1)	30.4	35.2	30.0	15.8	32.2

Net income	135.1	133.2	114.6	132.9	117.0
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income available to common shareholders	$131.6	$129.7	$111.1	$129.4	$113.5

Earnings per common share:
Basic	$0.34	$0.33	$0.30	$0.35	$0.33
Diluted	0.33	0.33	0.30	0.35	0.33

(1)

Net security gains (losses) for the three months ended December 31, 2018 include $10.0 million of security losses, which are considered non-operating, incurred as a tax planning strategy in response to tax reform-related benefits recognized in the period. Total non-interest expense includes $5.0 million, $6.5 million, $15.0 million, $8.0 million and $0.5 million of non-operating expense for the three months ended September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively. Income tax expense for the three months ended December 31, 2018 includes a $9.2 million benefit recognized in connection with tax reform, which is considered non-operating. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended September 30,
(in millions, except per common share data)	2019	2018
Interest and dividend income:
Commercial real estate	$409.2	$333.2
Commercial and industrial	328.7	265.6
Equipment financing	187.0	155.6
Residential mortgage	240.9	166.0
Home equity and other consumer	75.4	64.2

Total interest on loans	1,241.2	984.6
Securities	138.7	135.7
Short-term investments	3.8	3.6
Loans held for sale	0.6	0.6

Total interest and dividend income	1,384.3	1,124.5

Interest expense:
Deposits	270.0	145.5
Borrowings	58.6	50.9
Notes and debentures	26.1	24.7

Total interest expense	354.7	221.1

Net interest income	1,029.6	903.4
Provision for loan losses	21.0	20.1

Net interest income after provision for loan losses	1,008.6	883.3

Non-interest income:
Bank service charges	78.6	73.0
Investment management fees	50.9	52.3
Operating lease income	38.4	32.9
Commercial banking lending fees	29.8	27.7
Insurance revenue	29.5	27.9
Cash management fees	21.2	20.6
Customer interest rate swap income, net	16.2	8.3
Brokerage commissions	8.0	9.5
Other non-interest income	34.3	25.4

Total non-interest income	306.9	277.6

Non-interest expense:
Compensation and benefits	474.8	411.4
Occupancy and equipment	133.7	123.6
Professional and outside services	68.6	56.2
Operating lease expense	29.2	26.6
Amortization of other acquisition-related intangible assets	22.7	14.9
Regulatory assessments	18.8	30.5
Other non-interest expense	89.2	70.2

Total non-interest expense (1)	837.0	733.4

Income before income tax expense	478.5	427.5
Income tax expense	95.5	92.4

Net income	383.0	335.1
Preferred stock dividend	10.5	10.5

Net income available to common shareholders	$372.5	$324.6

Earnings per common share:
Basic	$0.97	$0.95
Diluted	0.96	0.94

(1)

Total non-interest expense includes $26.5 million and $3.4 million of non-operating expenses for the nine months ended September 30, 2019 and 2018, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2019			June 30, 2019			September 30, 2018
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$218.7	$1.3	2.33%	$214.1	$1.2	2.21%	$192.5	$1.1	2.06%
Securities (2)	7,041.3	49.4	2.80	7,147.1	50.8	2.85	7,404.2	50.8	2.75
Loans:
Commercial real estate	12,194.8	136.6	4.48	12,323.2	139.9	4.54	10,641.4	114.7	4.31
Commercial and industrial	10,059.2	116.0	4.61	9,638.2	114.1	4.74	8,584.8	95.6	4.45
Equipment financing	4,640.6	65.3	5.63	4,510.8	62.8	5.56	4,120.8	56.2	5.47
Residential mortgage	9,392.7	84.9	3.62	9,672.6	85.6	3.54	6,887.3	56.2	3.27
Home equity and other consumer	2,029.2	24.7	4.88	2,084.6	25.7	4.94	1,931.8	22.0	4.55

Total loans	38,316.5	427.5	4.46	38,229.4	428.1	4.48	32,166.1	344.7	4.29

Total earning assets	45,576.5	$478.2	4.20%	45,590.6	$480.1	4.21%	39,762.8	$396.6	3.99%

Other assets	5,947.8			5,496.9			4,481.8

Total assets	$51,524.3			$51,087.5			$44,244.6

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$8,777.3	$—	—%	$8,605.6	$—	—%	$8,025.2	$—	—%
Savings, interest-bearing checking and money market	21,758.5	53.4	0.98	22,341.3	57.4	1.03	19,031.4	32.6	0.68
Time	8,121.6	38.8	1.91	8,263.8	39.2	1.90	6,001.3	24.3	1.62

Total deposits	38,657.4	92.2	0.95	39,210.7	96.6	0.99	33,057.9	56.9	0.69

Borrowings:
Federal Home Loan Bank advances	2,363.0	14.1	2.39	1,844.0	12.2	2.64	2,560.6	14.0	2.18
Federal funds purchased	1,202.3	6.8	2.26	1,057.8	6.7	2.53	722.7	3.8	2.11
Customer repurchase agreements	290.1	0.6	0.86	240.0	0.4	0.77	234.3	0.3	0.53
Other borrowings	—	—	—	4.3	—	0.64	20.9	0.1	2.05

Total borrowings	3,855.4	21.5	2.23	3,146.1	19.3	2.46	3,538.5	18.2	2.05

Notes and debentures	913.8	8.5	3.73	903.8	8.8	3.89	888.3	8.5	3.83

Total funding liabilities	43,426.6	$122.2	1.13%	43,260.6	$124.7	1.15%	37,484.7	$83.6	0.89%

Other liabilities	1,019.1			848.8			823.3

Total liabilities	44,445.7			44,109.4			38,308.0
Stockholders’ equity	7,078.6			6,978.1			5,936.6

Total liabilities and stockholders’ equity	$51,524.3			$51,087.5			$44,244.6

Net interest income/spread (3)		$356.0	3.07%		$355.4	3.06%		$313.0	3.10%

Net interest margin			3.12%			3.12%			3.15%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $7.3 million, $7.3 million and $6.6 million for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2019			September 30, 2018
Nine months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$211.9	$3.8	2.37%	$274.6	$3.6	1.74%
Securities (2)	7,165.4	152.6	2.84	7,298.3	148.0	2.70
Loans:
Commercial real estate	12,037.6	409.2	4.53	10,791.8	333.2	4.12
Commercial and industrial	9,561.1	336.6	4.69	8,521.2	272.8	4.27
Equipment financing	4,504.1	187.0	5.54	3,972.6	155.6	5.22
Residential mortgage	9,077.5	241.5	3.55	6,859.5	166.6	3.24
Home equity and other consumer	2,029.1	75.4	4.95	1,981.1	64.2	4.32

Total loans	37,209.4	1,249.7	4.48	32,126.2	992.4	4.12

Total earning assets	44,586.7	$1,406.1	4.20%	39,699.1	$1,144.0	3.84%

Other assets	5,564.3			4,423.6

Total assets	$50,151.0			$44,122.7

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$8,563.2	$—	—%	$7,899.0	$—	—%
Savings, interest-bearing checking and money market	21,708.6	159.6	0.98	19,296.0	85.7	0.59
Time	7,842.4	110.4	1.88	5,611.6	59.8	1.42

Total deposits	38,114.2	270.0	0.94	32,806.6	145.5	0.59

Borrowings:
Federal Home Loan Bank advances	2,034.1	38.7	2.54	2,748.6	39.7	1.92
Federal funds purchased	1,005.6	18.2	2.41	655.6	9.1	1.85
Customer repurchase agreements	272.1	1.6	0.76	241.7	0.6	0.34
Other borrowings	4.4	0.1	1.86	127.1	1.5	1.60

Total borrowings	3,316.2	58.6	2.35	3,773.0	50.9	1.80

Notes and debentures	904.7	26.1	3.85	891.0	24.7	3.70

Total funding liabilities	42,335.1	$354.7	1.12%	37,470.6	$221.1	0.79%

Other liabilities	941.0			776.1

Total liabilities	43,276.1			38,246.7
Stockholders’ equity	6,874.9			5,876.0

Total liabilities and stockholders’ equity	$50,151.0			$44,122.7

Net interest income/spread (3)		$1,051.4	3.08%		$922.9	3.05%

Net interest margin			3.14%			3.10%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $21.8 million and $19.5 million for the nine months ended September 30, 2019 and 2018, respectively.

People’s United Financial, Inc.

Loans acquired in a business combination are initially recorded at fair value with no carryover of an acquired entity’s previous established allowance for loan losses. Accordingly, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Originated non-performing loans:
Commercial:
Commercial real estate	$25.1	$23.2	$33.6	$33.5	$17.2
Commercial and industrial	37.7	45.4	30.3	38.0	44.9
Equipment financing	41.5	42.7	37.5	42.0	49.3

Total	104.3	111.3	101.4	113.5	111.4

Retail:
Residential mortgage	36.6	38.4	35.4	38.9	32.0
Home equity	14.3	14.7	14.1	15.3	14.6
Other consumer	0.1	—	—	—	0.1

Total	51.0	53.1	49.5	54.2	46.7

Total originated non-performing loans (1)	155.3	164.4	150.9	167.7	158.1

REO:
Residential	12.3	8.1	6.9	5.5	4.4
Commercial	7.7	0.6	4.1	8.7	8.7

Total REO	20.0	8.7	11.0	14.2	13.1

Repossessed assets	6.3	5.7	5.6	3.9	2.0

Total non-performing assets	$181.6	$178.8	$167.5	$185.8	$173.2

Acquired non-performing loans (contractual amount)	$21.1	$34.1	$42.6	$50.1	$32.3

Originated non-performing loans as a percentage of originated loans	0.48%	0.52%	0.49%	0.55%	0.53%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.56	0.56	0.54	0.61	0.57
Tangible stockholders’ equity and originated allowance for loan losses	4.21	4.24	4.23	4.76	4.78

(1)

Reported net of government guarantees totaling $1.4 million at September 30, 2019, $1.6 million at June 30, 2019, $1.4 million at March 31, 2019, $1.9 million at December 31, 2018 and $2.5 million at September 30, 2018.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Allowance for loan losses on originated loans:
Balance at beginning of period	$240.1	$236.9	$236.3	$233.9	$232.8
Charge-offs	(6.8)	(4.4)	(5.6)	(7.3)	(6.4)
Recoveries	2.1	2.2	2.2	1.3	1.0

Net loan charge-offs	(4.7)	(2.2)	(3.4)	(6.0)	(5.4)
Provision for loan losses	6.9	5.4	4.0	8.4	6.5

Balance at end of period	242.3	240.1	236.9	236.3	233.9

Allowance for loan losses on acquired loans:
Balance at beginning of period	3.9	4.0	4.1	4.1	4.0
Charge-offs	(1.4)	(2.9)	(1.9)	(1.8)	(2.0)
Recoveries	0.3	0.6	0.2	0.3	0.4

Net loan charge-offs	(1.1)	(2.3)	(1.7)	(1.5)	(1.6)
Provision for loan losses	0.9	2.2	1.6	1.5	1.7

Balance at end of period	3.7	3.9	4.0	4.1	4.1

Total allowance for loan losses	$246.0	$244.0	$240.9	$240.4	$238.0

Originated commercial allowance for loan losses as a percentage of originated commercial loans	0.89%	0.91%	0.91%	0.93%	0.94%
Originated retail allowance for loan losses as a percentage of originated retail loans	0.35	0.34	0.37	0.36	0.36
Total originated allowance for loan losses as a percentage of:
Originated loans	0.75	0.76	0.76	0.77	0.78
Originated non-performing loans	156.0	146.0	157.0	140.9	147.9

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Commercial:
Commercial real estate	$(0.2)	$0.1	$1.1	$1.4	$1.7
Commercial and industrial	1.6	0.2	1.7	1.4	2.2
Equipment financing	4.2	3.9	2.2	4.4	2.9

Total	5.6	4.2	5.0	7.2	6.8

Retail:
Residential mortgage	—	0.1	0.1	—	0.1
Home equity	—	—	(0.2)	0.1	(0.1)
Other consumer	0.2	0.2	0.2	0.2	0.2

Total	0.2	0.3	0.1	0.3	0.2

Total net loan charge-offs	$5.8	$4.5	$5.1	$7.5	$7.0

Net loan charge-offs to average total loans (annualized)	0.06%	0.05%	0.06%	0.09%	0.09%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018
Total non-interest expense	$281.4	$278.4	$277.2	$262.7	$241.3	$837.0	$733.4

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(5.0)	(6.5)	(15.0)	(8.0)	(0.5)	(26.5)	(3.4)

Total	(5.0)	(6.5)	(15.0)	(8.0)	(0.5)	(26.5)	(3.4)

Operating non-interest expense	276.4	271.9	262.2	254.7	240.8	810.5	730.0

Operating lease expense	(9.9)	(9.9)	(9.4)	(9.8)	(8.9)	(29.2)	(26.6)
Amortization of other acquisition-related intangible assets	(8.0)	(8.0)	(6.7)	(6.9)	(4.9)	(22.7)	(14.9)
Other (1)	(1.4)	(1.4)	(1.8)	(1.6)	(1.8)	(4.6)	(4.8)

Total non-interest expense for efficiency ratio	$257.1	$252.6	$244.3	$236.4	$225.2	$754.0	$683.7

Net interest income (FTE basis)	$356.0	$355.4	$340.0	$339.5	$313.0	$1,051.4	$922.9
Total non-interest income	106.0	106.3	94.6	88.7	92.3	306.9	277.6

Total revenues	462.0	461.7	434.6	428.2	405.3	1,358.3	1,200.5
Adjustments:
Operating lease expense	(9.9)	(9.9)	(9.4)	(9.8)	(8.9)	(29.2)	(26.6)
BOLI FTE adjustment	0.5	0.7	0.6	0.5	0.6	1.8	1.4
Net security (gains) losses	—	(0.1)	—	10.0	(0.1)	(0.1)	(0.2)
Other (2)	0.1	—	0.3	—	—	0.4	—

Total revenues for efficiency ratio	$452.7	$452.4	$426.1	$428.9	$396.9	$1,331.2	$1,175.1

Efficiency ratio	56.8%	55.8%	57.3%	55.1%	56.7%	56.6%	58.2%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)

Items classified as “other” and added to total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains/losses associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Nine Months Ended
(dollars in millions, except per common share data)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018
Net income available to common shareholders	$131.6	$129.7	$111.1	$129.4	$113.5	$372.5	$324.6

Adjustments to arrive at operating earnings:
Merger-related expenses	5.0	6.5	15.0	8.0	0.5	26.5	3.4
Security losses associated with tax reform (1)	—	—	—	10.0	—	—	—

Total pre-tax adjustments	5.0	6.5	15.0	18.0	0.5	26.5	3.4
Tax effect (2)	(1.1)	(1.4)	(3.1)	(13.2)	(0.2)	(5.6)	(0.8)

Total adjustments, net of tax	3.9	5.1	11.9	4.8	0.3	20.9	2.6

Operating earnings	$135.5	$134.8	$123.0	$134.2	$113.8	$393.4	$327.2

Diluted EPS, as reported	$0.33	$0.33	$0.30	$0.35	$0.33	$0.96	$0.94

Adjustments to arrive at operating EPS:
Merger-related expenses	0.01	0.01	0.03	0.01	—	0.05	0.01
Security losses associated with tax reform	—	—	—	0.02	—	—	—
Tax benefit associated with tax reform	—	—	—	(0.02)	—	—	—

Total adjustments per common share	0.01	0.01	0.03	0.01	—	0.05	0.01

Operating EPS	$0.34	$0.34	$0.33	$0.36	$0.33	$1.01	$0.95

Average total assets	$51,524	$51,088	$47,800	$47,721	$44,245	$50,151	$44,123

Operating return on average assets (annualized)	1.05%	1.06%	1.03%	1.12%	1.03%	1.05%	0.99%

(1)	Security losses incurred as a tax planning strategy in response to a tax reform-related benefit are considered non-operating.
(2)	Includes a $9.2 million benefit recognized in connection with tax reform for the three months ended December 31, 2018.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018
Operating earnings	$135.5	$134.8	$123.0	$134.2	$113.8	$393.4	$327.2

Average stockholders’ equity	$7,079	$6,978	$6,562	$6,515	$5,937	$6,875	$5,876
Less: Average preferred stock	244	244	244	244	244	244	244

Average common equity	6,835	6,734	6,318	6,271	5,693	6,631	5,632
Less: Average goodwill and average other acquisition-related intangible assets	3,069	3,043	2,900	2,807	2,572	3,005	2,561

Average tangible common equity	$3,766	$3,691	$3,418	$3,464	$3,121	$3,626	$3,071

Operating return on average tangible common equity (annualized)	14.4%	14.6%	14.4%	15.5%	14.6%	14.5%	14.2%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018
Common dividends paid	$69.9	$69.8	$65.2	$65.1	$60.0	$204.9	$178.7

Operating earnings	$135.5	$134.8	$123.0	$134.2	$113.8	$393.4	$327.2

Operating common dividend payout ratio	51.6%	51.8%	53.0%	48.5%	52.7%	52.1%	54.6%

TANGIBLE COMMON EQUITY RATIO

(dollars in millions)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Total stockholders’ equity	$7,131	$7,046	$6,621	$6,534	$5,959
Less: Preferred stock	244	244	244	244	244

Common equity	6,887	6,802	6,377	6,290	5,715
Less: Goodwill and other acquisition-related intangible assets	3,065	3,073	2,896	2,866	2,569

Tangible common equity	$3,822	$3,730	$3,481	$3,424	$3,146

Total assets	$52,072	$51,622	$48,092	$47,877	$44,133
Less: Goodwill and other acquisition-related intangible assets	3,065	3,073	2,896	2,866	2,569

Tangible assets	$49,007	$48,549	$45,196	$45,011	$41,564

Tangible common equity ratio	7.8%	7.7%	7.7%	7.6%	7.6%

TANGIBLE BOOK VALUE PER COMMON SHARE

(in millions, except per common share data)	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Tangible common equity	$3,822	$3,730	$3,481	$3,424	$3,146

Common shares issued	487.59	487.35	467.38	466.32	437.74
Less: Shares classified as treasury shares	89.01	89.01	89.01	89.03	89.02
Unallocated ESOP shares	6.01	6.10	6.19	6.27	6.36

Common shares	392.57	392.24	372.18	371.02	342.36

Tangible book value per common share	$9.74	$9.51	$9.35	$9.23	$9.19